AGREEMENT

This Agreement (this “Agreement”) is made as of the 6th day of October, 2006, among Star Energy Corporation, a Nevada corporation ("Star"), IAB Island Ventures SA, a company incorporated in the Republic of Panama (“IAB”), and Volga-Neft Limited Company, a society with limited liability organized under the laws of the Russian Federation (the “Company”).

RECITALS

WHEREAS, Star is consummating a transaction with the Company whereby the Company will become a wholly-owned subsidiary of Star; and

WHEREAS, the parties desire to enter into this Agreement setting forth certain rights of IAB upon consummation of the aforementioned transaction;

NOW, THEREFORE, in consideration of the introduction made by IAB between the Company and Star and other good and valuable consideration, the adequacy of which is hereby affirmed, the parties hereby agree as follows:

1.
Effectiveness.  This Agreement shall be effective upon the consummation of the transactions contemplated by the Stock Purchase Agreement (the “Closing”) among Star, the Company and the stockholders thereof.

2.	Board Representation.

a.
Both the Company and Star agree that for 12 months after the Closing, neither company shall have more than 5 individuals on the Board of Directors of each respective company. For 12 months after the Closing, IAB shall have the right to appoint 2 nominees to the Board of Directors of each of the Company and Star. Each of the Company and Star agree to take all actions power necessary or desirable (including, without limitation, calling special board and stockholder meetings), to ensure the election to the Board of the 2 candidates nominated by IAB to each of the Company and Star (all such actions being “Necessary Action”). Such candidate may be removed at the request of IAB, and each of the Company and Star shall take all Necessary Action to facilitate such removal at the request of IAB.

b.
In the event that any vacancy is created on the Board by reason of the death, resignation or removal of any director designated by IAB, IAB shall take all Necessary Action to fill such vacancy with a substitute director designated by IAB.

3.
IAB Approval. Neither the Company nor Star shall, without the prior written consent of IAB (which consent shall not be unreasonably withheld) declare or pay out any dividend or make any distribution on any equity securities of either company, as the case may be, or purchase, redeem (by direct payment, sinking fund or otherwise) or otherwise acquire or retire for value any equity securities, or issue any equity securities or other securities of either company, including without limitation, any options, warrants, convertible debentures, agreements, or other rights for the acquisition of shares of such company's capital stock, securities or other obligations which are convertible into shares of either the Company's or Star’s capital stock.

4.
IAB Compensation. The Company and Star each acknowledge that IAB will introduce them to certain of its contacts (collectively, "Contacts") for the purpose of financing either the Company or Star. Each of the Company and Star agree that without the prior written consent of IAB, it shall not directly or indirectly conduct any business discussions with any Contact or any representative thereof or any person or entity introduced to the Company, Star or any of its officers, directors, employees, stockholders, agents or representatives by a Contact or any of his representatives. In addition, once discussions have been held, the Company nor Star, as the case may be, shall not attempt to circumvent or negotiate directly or indirectly with a Contact for the purpose of excluding Consultant and depriving Consultant of the fee described below.

If there is no Closing, the abovementioned provision shall be effective for 1 year following the notice from either Star or the Company, as the case may be, to either Star or the Company, as the case may be, that there shall be no Closing.

For providing services as set forth herein, at the closing of any financing the Company and Star shall pay IAB 10% of the aggregate value of the transaction consummated with one of the Contacts or a person or group introduced by a Contact. The value of the transaction shall be equal to the gross cash proceeds plus the fair market value of any securities or other property received or to be received in the transaction. For purposes of computing the value of a transaction, any amounts payable in installments shall be deemed paid in full at the consummation of the transaction. IAB shall be entitled to the fees enumerated herein if, within two years after the termination of this Agreement, any transaction is consummated with any person or group of persons or any affiliate of any such persons or their affiliates which are identified to either Star or the Company or its respective officers, directors, stockholders or representatives by IAB.

5.
Amendment; Waiver. The provisions of this Agreement may not be amended, modified or waived, except by a written instrument executed by IAB. No failure on the part of any party to exercise any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

6.	General Provisions.

a.
All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

b.
This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract made and to be performed in New York.

c.	This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

d.
All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to Company:

If to Star:

If to IAB:	IAB Island Ventures SA
PO Box 1290
Zone 9A
Panama City, Republic of Panama
Facsimile: 011-507-263-9810

e.
If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of the Agreement, and this Agreement shall continue in all respects to be valid and enforceable.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER:

STAR ENERGY CORPORATION

By:	/s/ Marcus Segal
Name: Marcus Segal
Title: Chief Executive Office

VOLGA-NEFT LIMITED COMPANY

By:	/s/ Armenak A. Safarov
Name: Armenak A. Safarov
Title: Attorney-in-fact under the Power of Attorney dated July 31, 2006

IAB ISLAND VENTURES SA

By:	/s/ Margot Hutchinson
Name:___________________
Title:____________________